Exhibit 10.2
<DATE>
<GRANTEE’S NAME>
< STREET ADDRESS>
<CITY>, <STATE> <ZIP CODE>
Re: 20## Stock Option Grant
Dear <TITLE>. <LAST NAME>:
     At the direction of the Governance and Compensation Committee (the “Committee”) of the Board of Directors of Airgas, Inc., (the “Company”) you (the “Optionee”) are hereby notified that you have been granted an option (the “Option”) on <DATE>, (the “Grant Date”) to purchase shares of the Company’s Common Stock. The terms and conditions of your Option are as set forth below.
     1. Grant. The Company hereby grants to the Optionee an Option to purchase on the terms and conditions hereinafter set forth all or any part of an aggregate of ##,### shares of the Company’s Common Stock, par value $0.01 per share (the “Option Shares”) at the purchase price of $##.## per share (the “Option Price”). This Option is not intended to be an “incentive stock option” within the meaning of Section 422(b) of the Internal Revenue Code of 1986 (the “Code”). This Option is granted pursuant to and is subject to the terms and provisions of the Airgas, Inc. 2006 Equity Incentive (Effective August 31, 2006) (the “Plan”). All questions of interpretation of the Plan and this Option shall be determined by the Committee, which determinations shall be final, binding and conclusive.
     2. Term.
          (a) General Rule. Subject to the Optionee’s continued employment with the Company, the Option granted hereunder shall be exercisable in cumulative equal installments of 25% of the shares on each of the first four anniversaries of the Grant Date and shall terminate in full at 5:00 P.M. local Philadelphia, Pennsylvania time on <EXPIRATION DATE>, unless sooner terminated under subsection 2(b) or (c) below, or under Section 5.4 of the Plan. This Option may be exercised in whole or in part, except that this Option may in no event be exercised with respect to fractional shares.
          (b) Death. If the Optionee’s employment with the Company terminates due to the Optionee’s death, then the Option shall remain exercisable, to the extent exercisable at the time of death, until the expiration of the Option.
          (c) Disability. If the Optionee’s employment with the Company terminates due to the Optionee’s Permanent Disability (as defined in the Plan), then the Option shall remain exercisable, to the extent exercisable at the time of death, during the 12-month period following the date of such termination, or until the expiration of the Option, whichever period is shorter.
          (d) Retirement. If the Optionee’s employment with the Company terminates due to the Optionee’s Retirement (as defined in the Plan), then each portion of this (i) that is exercisable immediately prior to the date of such termination shall remain exercisable until the expiration of the Option and (ii) that is not 100% exercisable as of the date of such termination, but would become exercisable on the next anniversary of the date of grant of the Option, shall become exercisable as of such anniversary date and shall remain exercisable until the expiration of the Option.
          (e) Misconduct. Upon termination of the Optionee’s employment for Misconduct (as defined in the Plan), this Option shall terminate immediately and cease to be outstanding.
          (f) Other than Death, Permanent Disability, Retirement or Misconduct. If the Optionee terminates employment for any reason other than death, Permanent Disability, Misconduct or Retirement while holding this Option, and it is then exercisable, then the Option shall remain exercisable during the three-month period following the date of such termination or until the expiration of the Option, whichever period is shorter.
     3. Method of Option Exercise.
          (a) Notice. When exercisable under Section 2, the Optionee may exercise this Option by a written notice of such exercise to the Company’s Secretary (or such other person as the Company may designate from time to time) pursuant to Section 8 and of payment in full of the Option Price for the Option Shares to be purchased. Each such notice shall specify the number of Option Shares to be purchased.
          (b) Medium of Payment. The Optionee shall pay for the Option Shares (i) by cash or check made payable to the Company, (ii) in shares of Common Stock held by the Optionee, provided that, if such stock was acquired directly from the Company, it has been held for at least six months prior to such tender; (iii) pursuant to a broker assisted cashless exercise by delivery to the Company of a properly executed notice of exercise together with irrevocable instructions to a broker to deliver to the Company promptly the amount of the proceeds of the sale of all or a portion of the Option Shares or of a loan from the broker to the Optionee necessary to pay the aggregate exercise price payable for the purchased Option Shares plus all applicable federal, state and local taxes required to be withheld by the Company by reason of such exercise or (iv) by an arrangement substantially comparable to the preceding provisions; or (v) by such other forms of legal consideration as determined by the Committee. If payment is made in whole or in part in shares of the Company’s Common Stock, then the Optionee shall deliver to the Company certificates registered in the Optionee’s name representing shares of the Company’s Common Stock owned by such Optionee, free of all liens, claims and encumbrances of every kind and having a fair market value on the date of delivery that is not greater than the Option Price of the Option Shares with respect to which such Option is to be exercised, accompanied by stock powers duly endorsed in blank by the Optionee. Notwithstanding the foregoing, the Committee may impose such limitations and prohibitions on the use of shares of the Company’s Common Stock to exercise an Option, as it deems appropriate.
          (c) Securities Laws. Each notice of exercise shall (unless the Option Shares are covered by a then current registration statement under the Securities Act of 1933, as amended (the “Act”)), contain the Optionee’s acknowledgment in form and substance satisfactory to the Company that (i) such Option Shares are being purchased for investment and not for distribution or resale (other than a distribution or resale which, in the opinion of counsel satisfactory to the Company, may be made without violating the registration provisions of the Act), (ii) the Optionee has been advised and understands that (A) the Option Shares may not be registered under the Act and may be “restricted securities” within the meaning of Rule 144 under the Act and may be subject to restrictions on transfer and (B) the Company is under no obligation to register the Option Shares under the Act or to take any action which would make available to the Optionee any exemption from such registration, and (iii) such Option Shares may not be transferred without compliance with all applicable federal and state securities laws. Notwithstanding the foregoing, should the Company be advised by counsel that issuance of Option Shares should be delayed pending (iv) registration under federal or state securities laws or (v) the receipt of an opinion that an appropriate exemption therefore is available, the Company may defer exercise of this Option until either such event in (iv) or (v) has occurred.
          (d) Brokerage Account. Each notice of exercise may instruct the Company, in such form as the Committee shall prescribe, to deliver Option Shares upon Option exercise to any registered broker or dealer that the Company approves in lieu of delivery to the Optionee.
     4. Transfers. During the Optionee’s lifetime, the Optionee may transfer this Option to a spouse or a lineal ascendant or descendant or a trust for the benefit of such a person or persons or a partnership in which such persons are the only partners, and/or to other persons or entities according to such terms as the Committee may determine, provided that, in any such instance set forth above, the transfer is not a “transfer for value,” as described in the instructions to SEC Form S-8. At the Optionee’s death, the Optionee may transfer this Option by will or by the laws of descent and distribution. If a transfer occurs under this Section, the transferred Option shall remain subject to all Plan provisions. A transferee shall be required to furnish proof satisfactory to the Committee of the transfer to the transferee by gift or by will or laws of descent and distribution.
     5. Adjustments on Changes in Common Stock. The number of shares issuable on the exercise of this Option and the Option Price per Option Share shall be subject to adjustment as provided in the Plan under Section 5.4.
     6. Amendment. The Committee shall have the right to amend this Option only in accordance with the express terms of the Plan.
     7. Withholding of Taxes. The Company may deduct from fees or other amounts payable to the Optionee any amount necessary to satisfy any federal, state and/or local withholding tax requirements unless the Optionee pays over to the Company an amount sufficient to satisfy such liability.
     8. Notices. Any notice to be given to the Company shall be addressed to the Secretary of the Company (or such other person as the Company may designate from time to time) at its principal executive office, and any notice to be given to the Optionee shall be addressed to the Optionee at the address then appearing for the Optionee on the Company’s records, or at such other address as either party hereafter may designate in writing to the other. Any such notice shall be deemed to have been duly given when deposited in the United States mail, addressed as aforesaid, registered or certified mail, and with proper postage and registration or certification fees prepaid.
Sincerely,
Dwight T. Wilson
Sr. VP Human Resources